UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                                 --------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 2, 2004
                        (Date of earliest event reported)


                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
               (Exact Name of Registrant as specified in charter)




  Delaware                        000-26749                       11-2581812
------------                      ---------                      -----------
(State or other                  (Commission                 (I.R.S. Employer
Jurisdiction of                  File Number)             Identification Number)
 Incorporation)


              26 Harbor Park Drive, Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)

        Registrant's Telephone Number, including area code (516) 626-0007

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     On February 2, 2004, Registrant released its earnings for fiscal second quarter ended December 2003. A copy of the press release detailing the earnings is attached to this Current Report on Form 8-K as Exhibit 99.


Exhibits

99. Press Release dated February 2, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 2, 2004
                                               By:  /s/ James Bigl
                                                   ----------------------------
                                                        James Bigl,
                                                        Chief Executive Officer

                      EXHIBITS


Exhibit
Number           Description of Exhibit

99               Press Release issued by Company on February 2, 2004


                                                                      EXHIBIT 99

Company Contact
Stuart Fleischer                      Investor Relations Contacts            Media Contact
Chief Financial Officer               David Waldman/John Heilshorn           Chenoa Taitt
NMHC                                  Lippert/Heilshorn & Associates         Lippert/Heilshorn & Associates
516-605-6625                          212-838-3777                           212-838-3777
sfleischer@nmhcrx.com                 dwaldman@lhai.com                      ctaitt@lhai.com


For Immediate Release

                  National Medical Health Card Systems Reports
        35 Percent Increase in Net Income for Fiscal Second Quarter 2004

     PORT WASHINGTON, N.Y. - February 2, 2004 - National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager
(PBM) doing business as NMHC Rx, today reported results for the fiscal second quarter ended December 31, 2003.

     Jim Bigl, chief executive officer and president of NMHC, said, "During the second quarter, we improved the business both sequentially and year-over-year. We increased revenue, improved our margins, and grew net income by 35 percent over the same period last year. Importantly, we achieved these results while investing heavily in infrastructure for our new mail-order and specialty-pharmacy divisions. As we transition customers to these new facilities in the coming months, we expect to gain substantial operating leverage and improved performance in these businesses. We are also investing heavily in our sales force, which has more than doubled in the past six months and we continue to look for opportunities to expand. Moreover, during the first six-months of fiscal 2004 we contracted with more new members than in all of fiscal 2003, and our pipeline is stronger than ever."

     Revenue for the 2004 fiscal second quarter was $163.9 million, compared to revenue of $151.0 million for the same period last year. Reported revenue grew due to the addition of new sponsors, as well as growth in existing sponsors during the quarter. Revenue for the six months ended December 31, 2003 was $314.7 million, compared to revenue of $298.3 million for the same period last year. Gross profit for the 2004 fiscal second quarter increased 34.5% to $15.7 million compared to $11.7 million for the same period last year. For the six months ended December 31, 2003, gross profit increased 29.5% to $29.2 million compared to $22.5 million for the same period last year.

     Operating income for the 2004 fiscal second quarter increased 29.4% to $3.9 million, up from $3.0 million generated for the same period last year. Operating income for the six months ended December 31, 2003 increased 23.7% to $6.8 million, up from $5.5 million generated for the same period last year. EBITDA for the six months ended December 31, 2003 increased 24.8% to $9.5 million, up from $7.6 million generated during the six months ended December 31, 2002. (See the EBITDA reconciliation provided as the last page of this release).

     Net income for the 2004 fiscal second quarter increased 35.4% to $2.2 million, or $0.25 per diluted share, versus $1.6 million, or $0.20 per diluted share, for the same period last year. Net income for the six months ended December 31, 2003 increased 28.7% to $3.9 million, or $0.45 per diluted share, versus $3.0 million, or $0.38 per diluted share, for the same period last year.

Conference  Call Details

     Management will host a conference call to discuss the fiscal second-quarter results Tuesday, February 3, at 8:30 a.m. ET. To listen to the call, please dial 706-634-1287. A live webcast of the call will be accessible on the company's website, www.nmhc.com. A replay via telephone will be available for seven days beginning at 11:30 a.m. ET. To access the replay, please dial 1-800-642-1687 or 1-706-645-9291 using the passcode number 5207331.

About NMHC

     National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefit manager or PBM), Integrail (health information solutions),
NMHC Mail (home delivery pharmacy), and Ascend (specialty pharmacy solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.


Forward-Looking Statements

     This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects" and similar expressions identify forward-looking statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the company's Annual Report on Form 10K for the fiscal year ended June 30, 2003, and other Securities and Exchange Commission filings.


Additional Information and Where to Find It

     In connection with the previously announced proposed transaction with New Mountain Partners, the Company has filed a preliminary proxy statement and will file a tender offer statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND FINAL PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and the tender offer statement (when available), and other documents filed by the Company with the Commission at the Commission's website at http://www.sec.gov. Free copies of the proxy statement and the tender offer statement, once available, and the Company's other filings with the Commission may also be obtained from the Company. Free copies of the Company's filings may be obtained by directing a request to the Company, 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations, Telephone: (800) 251-3883, or on the Company's website at http://www.nmhc.com.


Participants in the Solicitation

     The Company and its directors, executive officers and other members of its management and employees may be soliciting proxies from its stockholders in favor of the transaction with New Mountain Partners. Information concerning persons who may be considered participants in the solicitation of the Company's stockholders under the rules of the Commission will be set forth in the Company's proxy statement to be filed in connection with the transaction.


                                --Tables Follow--

           National Medical Health Card Systems, Inc. and Subsidiaries
                                Income Statement
                  (Amounts in thousands, except per share data)



                                                                                 Three Months Ended December 31,
                                                                                   2003                     2002
                                                                             ------------------------------------------

Revenue (includes co-payments collected of $125 and $0,                             $ 163,896                $ 150,964
              and excludes co-payments retained by the
              pharmacies of $50,950 and $49,384, respectively)
Cost of Claims (excludes co-payments retained by the                                  148,219                  139,308
              pharmacies of $50,950 and $49,384, respectively)
                                                                             -----------------        -----------------
     Gross Profit                                                                      15,677                   11,656

Selling, general and administrative expenses                                           11,821                    8,677
                                                                             -----------------        -----------------

Operating Income                                                                        3,856                    2,979

Interest income (expense), net                                                           (129)                    (240)
Other Income, net                                                                          42                       38
                                                                             -----------------        -----------------
Income before provision for income taxes                                                3,769                    2,777

Provision for income taxes                                                              1,551                    1,139
                                                                             -----------------        -----------------
Net Income                                                                   $          2,218           $        1,638
                                                                            ------------------       ------------------
                                                                            ------------------       ------------------

Earnings per common share
              Basic                                                                    $ 0.29                   $ 0.22
              Diluted                                                                  $ 0.25                   $ 0.20

Weighted Average number of common shares outstanding:
              Basic                                                                     7,764                    7,611
              Diluted                                                                   8,888                    8,088

  National Medical Health Card Systems, Inc. and Subsidiaries
                                Income Statement
                  (Amounts in thousands, except per share data)



                                                                                  Six Months Ended December 31,
                                                                                     2003                      2002
                                                                           -------------------------------------------

Revenue  (includes co-payments collected of $161 and $0,                           $ 314,725                $ 298,331
          and excludes co-payments retained by the
          pharmacies of $97,519 and $74,332, respectively)
Cost of Claims (excludes co-payments retained by the                                 285,533                  275,796
          pharmacies of $97,519 and $74,332, respectively)                 ------------------       ------------------
     Gross Profit                                                                     29,192                   22,535

Selling, general and administrative expenses                                          22,369                   17,018
                                                                           ------------------       ------------------

Operating Income                                                                       6,823                    5,517

Interest income (expense), net                                                          (343)                    (504)
Other Income, net                                                                         81                       77
                                                                           ------------------       ------------------
Income before provision for income taxes                                               6,561                    5,090

Provision for income taxes                                                             2,696                    2,087
                                                                           ------------------       ------------------
Net Income                                                                          $  3,865                 $  3,003
                                                                           ------------------       ------------------
                                                                           ------------------       ------------------

Earnings per common share
              Basic                                                                   $ 0.50                   $ 0.40
              Diluted                                                                 $ 0.45                   $ 0.38

Weighted Average number of common shares outstanding:
              Basic                                                                    7,703                    7,568
              Diluted                                                                  8,683                    8,004


                 National Medical Health Card Systems, Inc. and Subsidiaries
                             (Amounts in thousands)
                           CONSOLIDATED BALANCE SHEET


                                                                                         December 31,                June 30,
Assets                                                                                     2003                        2003
Current:                                                                                (Unaudited)

  Cash and cash equivalents (including cash equivalent investments of $1,189             $ 7,019                     $ 5,222
            in each period)
  Restricted cash                                                                          2,088                       2,383
  Accounts receivable, less allowance for doubtful accounts of $2,366                     65,727                      52,022
             and $2,014, respectively
  Rebates receivable                                                                      20,508                      24,584
  Inventory                                                                                1,814                           -
  Due from affiliates                                                                        274                       4,165
  Deferred tax asset                                                                       2,065                       2,065
  Other current assets                                                                     1,983                       1,714
-----------------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                               101,478                      92,155

  Property, equipment and software development costs, net                                  9,683                       8,239
  Intangible assets, net of accumulated amortization of $1,655 and $1,210, respectively    2,438                       2,291
  Goodwill                                                                                57,385                      53,669
  Other assets                                                                               369                         386
-----------------------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                     $ 171,353                   $ 156,740
-----------------------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity
Current Liabilities:

  Accounts payable and accrued expenses                                                $ 121,523                   $ 106,675
  Revolving credit facility and loans payable-current                                      8,778                      15,683
  Current portion of capital lease obligations                                               468                         481
  Due to officer/stockholder                                                                   -                       1,117
  Income taxes payable                                                                     2,015                         629
  Other current liabilities                                                                  155                         137
-----------------------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                           132,939                     124,722
  Capital lease obligations, less current portion                                            101                         327
  Long term loans payable and other liabilities                                            2,207                       1,020
  Deferred tax liability                                                                   2,245                       2,245
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                                   137,492                     128,314
-----------------------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies
Stockholders' Equity:

  Preferred stock $.10 par value; 10,000,000 shares authorized, none outstanding              -                           -
  Common Stock, $.001 par value, 25,000,000 shares authorized,  8,100,997 and                 8                           8
    7,812,907 shares issued, 7,909,997 and 7,621,907 outstanding, respectively
 Additional paid-in-capital                                                              16,597                      15,027
  Retained earnings                                                                      18,000                      14,135
  Treasury stock at cost, 191,000 shares                                                   (744)                       (744)
-----------------------------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                                          33,861                      28,426
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Equity                                       $ 171,353                   $ 156,740
-----------------------------------------------------------------------------------------------------------------------------------


           National Medical Health Card Systems, Inc. and Subsidiaries
                              EBITDA Reconciliation
                             (Amounts in thousands)

     Three of the Company's financial covenants under its revolving credit facility ("Facility") are based upon the EBITDA (earnings before interest, taxes, depreciation and amortization) generated by the Company over specified periods of time. These covenants, EBITDA for the current fiscal quarter, interest coverage ratio, and debt service coverage for the previous twelve months, are evaluated by the Lender as a measure of the Company's liquidity and its ability to meet all of its obligations under the Facility. EBITDA is presented as cash flow from operations plus or minus the net changes in assets and liabilities and the changes in certain non-cash reconciling items from net cash from operations to net income over the reported periods. While EBITDA is not a measure of financial performance nor liquidity under generally accepted accounting principles, it is provided as information for investors for analysis purposes in light of the financial covenants referred to above. EBITDA is not meant to be considered a substitute or replacement for net income as prepared in accordance with accounting principles generally accepted in the United States. The reconciliation from net cash from operations to EBITDA is as follows:


                                                    Six Months Ended December 31,
                                                   2003                      2002
                                         ------------------------- --------------------------
                                         ------------------------- --------------------------
Cash flow from operations                        $   12,098                $   3,777
Provision for income taxes                            2,696                    2,087
Other (income) expense, net                             262                      427
Net change in assets and liabilities                 (5,064)                   1,884
Non-cash  items to  reconcile  net cash                (446)                    (535)
from operations to net income
                                         ------------------------- --------------------------
                                         ------------------------- --------------------------
EBITDA                                             $  9,546                $   7,640
                                         ========================= ==========================
